UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2019

DESTINATION MATERNITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21196	13-3045573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

232 Strawbridge Drive

Moorestown, NJ 08057

(Address of principal Executive Offices)

(856) 291-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2019, Destination Maternity Corporation (the “Company”) entered into a new Executive Employment Agreement (the “Employment Agreement”) with David J. Helkey in connection with Mr. Helkey’s hiring and appointment by the Board of Directors of the Company (the “Board”) as the Company’s Chief Financial and Operating Officer, effective as of January 21, 2019.

Mr. Helkey, 46 years old, was most recently the Senior Vice President, Chief Operating Officer, and Chief Financial Officer of Things Remembered, a North American retailer of personalized merchandise and experiences. Mr. Helkey joined Things Remembered in January 2010 as Director, Financial Planning and Analysis and held several key roles within the organization such as Director, Merchandise Planning and Allocation and Vice President, Business Innovations. Mr. Helkey has no family relationships with any of the Company’s directors or other executive officers and is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The key elements of Mr. Helkey’s Employment Agreement are as follows:

(1)

Role: As the Company’s Chief Financial and Operating Officer, Mr. Helkey will render executive and management services to the Company consistent with such position as may be reasonably assigned by the Company’s Chief Executive Officer or the Board. During the Term, the Executive shall report to and shall be subject to the oversight and direction of the Chief Executive Officer.

(2)

Term: The term of the Employment Agreement is for three (3) years, commencing on January 21, 2019 (the “Term”). However, the Term will automatically be renewed for successive one-year periods upon expiration, unless either party provides notice of non-renewal at least ninety (90) days prior to the applicable expiration date.

(3)	Base Salary: Mr. Helkey’s initial base salary will be $275,000. Mr. Helkey’s base salary will be reviewed annually by the Compensation Committee of the Board (the “Committee”).

(4)

Incentive Compensation: During the Term, Mr. Helkey shall be eligible to receive a cash incentive bonus, calculated as a percentage of the Company’s adjusted EBITDA, in each calendar year as follows: (a) if the estimated adjusted EBITDA level is less than or equal to the Company’s previous year’s actual adjusted EBITDA, 0.7% of the difference between estimated adjusted EBITDA and $0; (b) if the estimated adjusted EBITDA level is above the previous year’s actual adjusted EBITDA and below budgeted adjusted EBITDA, 0.7% of the previous calendar year’s adjusted EBITDA plus 2.5% of the difference of estimated adjusted EBITDA and last year’s actual adjusted EBITDA; and (c) if the estimated adjusted EBITDA level is above budgeted adjusted EBITDA, 0.7% of the previous calendar year’s adjusted EBITDA plus 2.5% of the difference of budgeted adjusted EBITDA and the previous calendar year’s adjusted EBITDA plus 5.0% of the difference of estimated adjusted EBITDA and budgeted adjusted EBITDA (such bonus, the “Incentive Compensation”). Mr. Helkey’s annual cash compensation (i.e., base salary plus Incentive Compensation) shall not exceed $1,200,000 during the Term.

(5)

Severance Benefits: Upon a termination without cause or a resignation with good reason, Mr. Helkey will be entitled to the following severance benefits, subject to his execution of a release of claims: (a) payment of all accrued and unpaid base salary through the date of such termination; (b) payment of any Incentive Compensation not yet paid, but earned for the calendar year in which Mr. Helkey’s employment is terminated; (c) payment of (i) six (6) months of base salary, in the event that such termination occurs in the first year of the Term; (ii) nine (9) months of base salary, in the event that such termination occurs in the second year of the Term; and (iii) twelve (12) months of base salary, in the event that such termination occurs in the third year of the Term or thereafter; and (d) group health continuation coverage for 6 months. However, if the severance event occurs within 18 months after a change in control, then the salary continuation referenced in (c) above will be for 12 months, and the group health continuation coverage referenced in (d) above will be increased to 12 months.

(6)

Non-Hire; Non-Solicit; Non-Competition: The Employment Agreement contains certain non-competition and non-solicitation provisions which operate during employment and for 12 months following Mr. Helkey’s termination for any reason. In addition to the foregoing, Mr. Helkey is subject to perpetual confidentiality and non-disparagement covenants.

(7)

Indemnification: The Company will indemnify Mr. Helkey against actual, potential or threatened claims or investigations arising from his services to the Company and its subsidiaries and provide him with the benefit of directors’ and officers’ insurance coverage, in each case in the same manner and to the same extent as provided to other officers and directors of the Company.

(8)

Relocation Assistance: The Company will provide Mr. Helkey with a one-time relocation reimbursement package in the aggregate amount of $30,000 to be used in connection with Mr. Helkey’s relocation to the Moorestown, New Jersey area. In addition, until the earlier of the completion of such relocation or six months following Mr. Helkey’s start date, the Company will reimburse Mr. Helkey for pre-approved temporary housing costs and travel costs for up to three round trips per month between Mr. Helkey’s current residence and the Company’s principal executive offices. The Company will also provide Mr. Helkey with a tax gross-up for taxes incurred in connection with the relocation reimbursements. The relocation reimbursements and related gross-up are subject to repayment by Mr. Helkey if, within 36 months after his last reimbursement, he fails to maintain a residence in the Moorestown, New Jersey area without the Company’s consent, resigns without Good Reason, or is terminated for Cause.

(9)

Equity Awards: Subject to approval by the Committee and the Board, Mr. Helkey shall be entitled to receive a one-time equity grant for fiscal 2019 with a grant date fair value of approximately $200,000, calculated as of the grant date (the “Initial Grant”). The Initial Grant shall be collectively allocated as follows: (i) 20% in restricted stock units, vesting in four equal annual increments beginning on the first anniversary of Mr. Helkey’s start date, (ii) 60% in restricted stock units that vest based on the attainment of certain performance goals; and (iii) 20% in stock options to purchase common stock in the Company, vesting in four equal annual increments beginning on the first anniversary of Mr. Helkey’s start date. The Initial Grant will be subject to the terms of the forms of Restricted Stock Unit Agreement, Performance Restricted Stock Unit Agreement and Option Agreement and the Company’s 2005 Equity Incentive Plan, as amended and restated (the “Plan”). For future fiscal years in the Term, Mr. Helkey will be eligible for grants of equity under the Plan in an amount and on the terms as decided by the Committee in its sole discretion.

The foregoing descriptions are qualified in their entireties by reference to the full text of the Employment Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1, and the forms of Restricted Stock Unit Agreement, Performance Restricted Stock Unit Agreement, and Option Agreement, filed with this Current Report on Form 8-K as Exhibits 10.2, 10.3, and 10.4, respectively.

Item 7.01 Regulation FD Information.

On January 9, 2019, the Company issued a press release announcing that the Board had appointed Mr. Helkey as the Company’s Chief Financial and Operating Officer. The Company also announced that it has engaged Doug Goeke as the Company’s Chief Transformation Officer and that the Company has entered into a consulting agreement with him. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor is it subject to the liabilities of that section or deemed incorporated by reference in any filing under the Exchange Act unless specifically identified therein as being incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, dated as of January 9, 2019, by and between Destination Maternity Corporation and David Helkey, Chief Financial and Operating Officer.

10.2	Form of Restricted Stock Unit Agreement under the Destination Maternity Corporation Amended and Restated 2005 Equity Incentive Plan for grants to David Helkey.

10.3	Form of Performance Restricted Stock Unit Agreement under the Destination Maternity Corporation Amended and Restated 2005 Equity Incentive Plan for grants to David Helkey.

10.4	Form of Option Agreement under the Destination Maternity Corporation Amended and Restated 2005 Equity Incentive Plan for grants to David Helkey.

99.1	Press Release of Destination Maternity Corporation, dated January 9, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2019	DESTINATION MATERNITY CORPORATION

	By:	/s/ Marla A. Ryan
Name: Marla A. Ryan
Title: Chief Executive Officer